PARAGON COMMUNICATIONS
                              (A PARTNERSHIP)
                         CONSOLIDATED BALANCE SHEET
                           (Dollars in Thousands)
                                 Unaudited

                                                June 30,     December 31,
                                                  1996          1995
ASSETS
Current assets
Cash and cash equivalents . . . . . .           $  43,277      $  15,363
Receivables, net of allowances of
  $2,869 and $2,456 . . . . . . . . .              14,437         21,248
Other current assets. . . . . . . . .               1,101          1,596

Total current assets. . . . . . . . .              58,815         38,207

Property, plant and equipment, net. .             453,084        429,883
Cable television franchises, net. . .             193,065        197,919
Other intangible assets, net. . . . .               1,739          1,382

Total assets. . . . . . . . . . . . .           $ 706,703      $ 667,391


LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable and accrued expenses           $  62,436      $  67,285

Total current liabilities . . . . . . .            62,436         67,285

Partners' capital
Partners' capital . . . . . . . . . . .           348,404        348,404
Retained earnings . . . . . . . . . . .           295,863        251,702

Total partners' capital . . . . . . . .           644,267        600,106

Total liabilities and partners' capital          $706,703     $  667,391

See accompanying notes.

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                          PARAGON COMMUNICATIONS
                             (A PARTNERSHIP)
                   CONSOLIDATED STATEMENT OF OPERATIONS
                          (Dollars in Thousands)
                                Unaudited

                                                 Six Months Ended June 30,
                                                      1996       1995

Revenues. . . . . . . . . . . . . . . .        $   200,014   $  177,856

Costs and expenses: . . . . . . . . . . .
  Operating and programming* . . . . . .            89,948       73,403
  Selling, general and administrative* .            29,647       28,473
  Depreciation and amortization. . . . .            36,859       36,391

    Total costs and expenses. . . . . . .          156,454      138,267

Operating income. . . . . . . . . . . . .           43,560       39,589

Gain on sale of securities. . . . . . . .               --       15,703
Interest income (expense), net. . . . . .              601       (8,736)

Net income. . . . . . . . . . . . . . . .        $  44,161    $  46,556


 *  Includes the following expenses resulting from transactions with the partners or their affiliates (Note 2):
                                                 $  15,700   $   14,700

See accompanying notes.

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                          PARAGON COMMUNICATIONS
                              (A PARTNERSHIP)
                    CONSOLIDATED STATEMENT OF CASH FLOWS
                           (Dollars in Thousands)
                                 Unaudited

                                                Six Months Ended June 30,
                                                   1996           1995

OPERATING ACTIVITIES:
Net income                                       $   44,161    $  46,556
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                     36,859       36,391
   Gain on sale of securities                            --      (15,703)
   Changes in operating assets and liabilities:
     Accounts receivable and other assets             6,958        1,495
     Accounts payable and accrued expenses           (4,849)       4,342
Net cash provided by operating activities            83,129       73,081

INVESTING ACTIVITIES:
Purchases of property, plant and equipment          (55,786)     (51,502)
Proceeds from sale of securities                         --       18,456
Other                                                   571         (718)
Net cash used in investing activities               (55,215)     (33,764)

FINANCING ACTIVITIES:
Changes in revolving credit facility, net                --      (23,000)
Net cash used in financing activities                    --      (23,000)

INCREASE IN CASH AND EQUIVALENTS                     27,914       16,317

CASH AND EQUIVALENTS AT BEGINNING OF YEAR            15,363        9,114

CASH AND EQUIVALENTS AT END OF PERIOD             $  43,277    $  25,431


Supplemental disclosure of cash flow information:
Cash paid for interest                             $     14     $  8,792

See accompanying notes.

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                           Paragon Communications
                              (A Partnership)

                 Notes to Consolidated Financial Statements
                                 Unaudited


1.  Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

Paragon Communications ("Paragon") is a Colorado general partnership owned equally by subsidiaries of American Television and Communications Corporation ("ATC") and by TWI Cable Inc. ("TWI Cable"). ATC is an indirect, and TWI Cable a direct, wholly-owned subsidiary of Time Warner Inc. ("Time Warner"). TWI Cable's interest in Paragon was owned by KBLCOM Incorporated ("KBLCOM") until July 6, 1995. On that date, Time Warner acquired KBLCOM and renamed it TWI Cable.

Time Warner Entertainment Company, L.P. ("TWE"), is a limited partnership that was capitalized on June 30, 1992 to own and operate substantially all of the Filmed Entertainment, Programming-HBO, and Cable businesses previously owned by subsidiaries of Time Warner. Time Warner and certain of its wholly-owned subsidiaries, including ATC, own general and limited partnership interests in 74.49% of the pro rata priority capital ("Series A Capital") and residual equity capital
("Residual Capital") of TWE and 100% of the senior priority and junior priority capital of TWE. The remaining 25.51% limited partnership interests in the Series A Capital and Residual
Capital of TWE are held by a subsidiary of US WEST, Inc. In lieu of contributing its legal interest in Paragon to TWE at its capitalization, ATC, as a general partner of TWE, agreed to pay
TWE an amount equal to the net cash flow generated by such interest.

The accompanying financial statements are unaudited, but in the opinion of management, contain all adjustments, consisting of those of a recurring nature, considered necessary to present fairly the financial position, the results of operations, and the cash flows for the periods presented in conformity with generally accepted accounting principles applicable to interim periods. Results for the interim periods are not necessarily indicative of the results to be expected for the full year. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1995.

Paragon is principally engaged in the operation of a cable television business. Such operations consist primarily of the distribution of television programming to subscribers for a monthly fee. Paragon operates in various regions of New York, California, Texas and Florida.

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("FAS 121") effective for fiscal years beginning after December 15, 1995. The new rules establish standards for the recognition and measurement of impairment losses on long-lived assets and certain intangible assets. The adoption of FAS 121 did not have a material effect on Paragon's financial statements.


2. Related Party Transactions

ATC and KBLCOM receive management fees for various services equal to a total of two and one-half percent of Paragon's gross receipts. Such fees aggregated $3.8 and $3.5 million to ATC and $1.0 and $.7 million to KBLCOM for the six months ended June 30, 1996 and 1995, respectively.

Additionally, Paragon has various transactions with ATC in the normal course of conducting its business. ATC charges Paragon for certain expenses incurred on the behalf of Paragon. Advances to or from ATC fluctuate daily and are settled on a monthly basis. The statement of operations includes charges primarily related to programming in addition to construction and design services provided by TWE. The total of these charges was $10.9 and $9.5 million for the six months ended June 30, 1996 and 1995, respectively. These charges were based on customary rates.


3. Commitments and Contingencies

Pending legal proceedings are substantially limited to litigation incidental to the business of Paragon. In the opinion of counsel and management, the ultimate resolution of these matters will not have a material effect on the financial statements.

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